Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
JULY SALES RESULTS
New Albany, Ohio, August 6, 2009: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $236.0 million for the four-week period ended August 1, 2009, a 22% decrease from net sales of $303.1 million for the four-week period ended August 2, 2008. July comparable store sales decreased 28%. Total Company direct-to-consumer net sales decreased 11% to $16.2 million for the four-week period ended August 1, 2009, compared to the four-week period ended August 2, 2008.
Quarter-to-date, the Company reported a net sales decrease of 23% to $648.5 million from $845.8 million last year. Comparable store sales decreased 30% for the quarter-to-date period. Quarter-to-date, total Company direct-to-consumer net sales decreased 13% to $48.7 million.
Year-to-date, the Company reported a net sales decrease of 23% to $1.261 billion from $1.646 billion last year. Comparable store sales decreased 30% for the year-to-date period. Year-to-date, total Company direct-to-consumer net sales decreased 17% to $97.8 million.
July 2009 Developments
•	Total Company net sales decreased 22%

•	Total Company direct-to-consumer net sales decreased 11%

•	Total Company comparable store sales decreased 28%

•	Abercrombie & Fitch comparable store sales decreased 25%

•	abercrombie comparable store sales decreased 27%

•	Hollister Co. comparable store sales decreased 32%

•	RUEHL comparable store sales decreased 28%
At quarter end, the Company operated 350 Abercrombie & Fitch stores, 210 abercrombie stores, 510 Hollister Co. stores, 29 RUEHL stores and 16 Gilly Hicks stores in the United States. The Company also operated three Abercrombie & Fitch stores, three abercrombie stores and five Hollister Co. stores in Canada, and one Abercrombie & Fitch store and five Hollister Co. stores in the United Kingdom. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.RUEHL.com and www.gillyhicks.com.
To hear the Abercrombie & Fitch pre-recorded July sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
The company will release its second quarter results on Friday, August 14, 2009, prior to the open of the market and hold a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 208-1507 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-1522. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 4106450 or through www.abercrombie.com.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current financial crisis and general economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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